Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 333-253143 on Form S-8 of our report dated March 1, 2022, relating to the financial statements of Hydrofarm Holdings Group, Inc. and the effectiveness of Hydrofarm Holdings Group, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021. /s/ Deloitte & Touche LLP Minneapolis, Minnesota March 1, 2022